UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2020

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
____________________	_________________	____________________
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events
Notice of Annual Meeting
On February 7, 2020, Griffin Capital Essential Asset REIT, Inc.'s (the "Registrant") board of directors (the "Board") set the Registrant's 2020 annual meeting (the "2020 Annual Meeting") date for June 15, 2020. The Registrant anticipates mailing the notice for the 2020 Annual Meeting on or around April 16, 2020.
The Registrant has established the close of business on March 12, 2020 as the new deadline for the receipt of any shareholder proposal intended to be included in the Registrant’s proxy statement and form of proxy for the 2020 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which the Registrant has determined to be a reasonable time before it expects to begin to print and send proxy materials for the 2020 Annual Meeting. Such proposals must also otherwise be in compliance with the requirements of the Securities and Exchange Commission’s proxy rules.
Any nomination or shareholder proposal of other business intended to be presented for consideration at the 2020 Annual Meeting, but not intended to be considered for inclusion in the Registrant’s proxy statement and form of proxy must be received by the Registrant by February 23, 2020 to be considered timely. Such nominations or proposals must also be in compliance with the Registrant’s bylaws.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: February 13, 2020	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Chief Legal Officer and Secretary